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                                                                     Exhibit 8.1


                                  July 24, 1998



BA Mortgage Securities, Inc.
345 Montgomery Street
Lower Level #2, Unit #8152
San Francisco, California 94104

          Re:   BA Mortgage Securities, Inc.
                Mortgage Pass-Through Certificates, Series 1998-4

Ladies and Gentlemen:

          We have acted as counsel for BA Mortgage Securities, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the prospectus dated July 21, 1998 (the "Basic Prospectus"), as supplemented by the prospectus supplement dated July 21, 1998 (the "Prospectus Supplement," and together with the Basic Prospectus, the "Prospectus"), which is being filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"). The Prospectus relates to the Company's Mortgage Pass-Through Certificates, Series 1998-4, Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IA-7, Class IA-8, Class IA-9, Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIA-5, Class IIA-6, Class I-X, Class II-X, Class I-PO, Class II-PO, and Class IM, Class IB-1, Class IB-2, Class IIM, Class IIB-1, Class IIB-2, Class R-I, Class R-II and Class R-III (other than a de minimus portion thereof) (collectively, the "Certificates") and is being filed as part of the Company's Registration Statement on Form S-3, Registration No. 333-53933 (the "Registration Statement") for the registration under the Act of series of Mortgage Pass-Through Certificates. In preparing this opinion, we have reviewed the Prospectus Supplement, the Basic Prospectus, the Registration Statement, the Pooling and Servicing Agreement among the Company, as depositor, Bank of America, FSB, as Master Servicer, and The Bank of New York, a New York banking corporation, as trustee, dated July 1, 1998, and such other documents as we have deemed necessary or appropriate as a basis for the opinion herein expressed (collectively, the "Transaction Documents"). As to matters of fact, we have relied upon the representations, warranties and other statements contained in the Transaction Documents.


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BA Mortgage Securities Inc.
July 24, 1998
Page 2


          We hereby confirm that the statements set forth in the Basic Prospectus and in the Prospectus Supplement under the headings "FEDERAL INCOME TAX CONSEQUENCES," each forming a part of the Registration Statement, which statements have been prepared by us, constitute our opinion as to the material federal income tax consequences relating to the Certificates and are correct in all material respects.

          We express no opinion as to the law of any jurisdiction other than the laws of the United States of America. We assume no obligation to update this opinion for events occurring or coming to our attention after the date hereof.

          We hereby consent to the filing of this opinion with the Registration Statement under cover of a Current Report on Form 8-K.

                                       Very truly yours,


                                       /s/ Orrick, Herrington & Sutcliffe LLP
                                       -----------------------------------------
                                       ORRICK, HERRINGTON & SUTCLIFFE LLP